Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES APPOINTMENT TO THE BOARD OF DIRECTORS

Houston, Texas

September 19, 2024

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, today announced that it has expanded its Board of Directors (the “Board”) from five (5) to six (6) members and that Lisa P. Young has been appointed as an independent member of the Board.

Ms. Young is a seasoned professional with 36 years of cross-sector, international experience in public accounting and professional services. As a retired senior partner with Ernst & Young, Ms. Young has served in a number of leadership roles, most recently serving as a Senior Global Client Service Partner until her retirement in 2021. Since December 2023, Ms. Young has served as a member of the board of directors, and as the audit committee chair and member of the nominating and governance committee, of Valo Health, Inc., a privately held technology company focused on using data and artificial intelligence to discover and develop therapeutics. Since January 2022, Ms. Young has served as a member of the board of directors of Accelus Inc., a privately held medical technology company, where she also serves as the chair of its audit and finance committee and a member of its nominating and governance committee. From May 2022 until March 2024, Ms. Young served as a member of the board of directors, the audit and risk committee, and the compensation committee of Textainer Group Holdings Limited, a leading intermodal container lessor that was listed on the NYSE until the company was taken private in March 2024. Ms. Young also serves as the advancement chair of the board of trustees for the Columbus Museum of Art, a member and finance chair of the board of directors of the Dallas Black Dance Theatre and for FringeArts in Philadelphia, and a member of the Texas Tech University Rawls College of Business advisory council. Ms. Young is a Certified Public Accountant and holds a BBA in Finance and Accounting from Texas Tech University.

Andrew Morse, the Company’s Chairman of the Board commented, “On behalf of the Board, I extend a warm welcome to Ms. Young. Ms Young brings a wealth of knowledge and experience as well as a proven track record of successful leadership. We look forward to working with her towards the Company’s continued success”.

* * * * *

SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine operates and manages a diverse fleet of offshore support vessels that deliver cargo and personnel to offshore installations, including offshore wind farms; assist offshore operations for production and storage facilities; provide construction, well work-over, offshore wind farm installation and decommissioning support; carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair; and handle anchors and mooring equipment for offshore rigs and platforms. Additionally, SEACOR Marine’s vessels provide emergency response services and accommodations for technicians and specialists.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the SEC. It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact InvestorRelations@seacormarine.com